EXHIBIT 23.4


                 CONSENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference of our report dated March 15, 1999 with respect to Svianed B.V., included in VersaTel Telecom International N.V.'s Report on Form 6-K filed with the Securities and Exchange Commission on June 21, 1999, in the Registration Statement on Form F-3 of VersaTel Telecom International N.V. and to the reference to our firm under the heading "Experts" in the prospectus.

                                               /s/ KPMG Accountants N.V.
                                               ---------------------------------
                                               KPMG Accountants N.V.

Amsterdam, The Netherlands
January 28, 2000